UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2010

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

Woodland Park	20171-3025
2201 Cooperative Way	(Zip Code)
Herndon, VA
(Address of principal executive offices)
Registrant’s telephone number, including area code: (703) 709-6700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-4.1
EX-4.2
EX-5.1
EX-8.1

Item 8.01	Other Events.
     On October 25, 2010, National Rural Utilities Cooperative Finance Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (as successor in interest to Banc of America Securities LLC), J.P. Morgan Securities LLC, Mizuho Securities USA Inc. and KeyBanc Capital Markets Inc., as representatives of the several underwriters named on Schedule I thereto, in connection with the issuance and sale of $300,000,000 aggregate principal amount of 1.125% Collateral Trust Bonds due 2013 (the “2013 Bonds”) and $350,000,000 aggregate principal amount of 1.900% Collateral Trust Bonds due 2015 (the “2015 Bonds”, and, together with the 2013 Bonds, the “Bonds”). The offering is expected to close on November 1, 2010.
     Copies of the Underwriting Agreement and the Forms of Global Certificate for the Bonds are filed as Exhibits 1.1, 4.1 and 4.2, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
     The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
By:	/s/ Steven L. Lilly
Steven L. Lilly
Senior Vice President and Chief Financial Officer

Dated: October 29, 2010

EXHIBIT INDEX

Exhibit No.	Description
1.1
Underwriting Agreement, dated October 25, 2010, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated (as successor in interest to Banc of America Securities LLC), J.P. Morgan Securities LLC, Mizuho Securities USA Inc. and KeyBanc Capital Markets Inc., as representatives of the several underwriters named on Schedule I thereto.

4.1	Form of the Global Certificate for the 2013 Bonds.

4.2	Form of the Global Certificate for the 2015 Bonds.

5.1	Opinion of Hogan Lovells US LLP regarding legality of the Bonds.

8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters in connection with the issuance and sale of the Bonds.

23.1	Consent of Hogan Lovells US LLP (included in Exhibits 5.1 and 8.1).